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                                   EXHIBIT 10

                    EMPLOYMENT AGREEMENT BETWEEN THE COMPANY

                     AND EARL T. SHANNON DATED MAY 20, 1999


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                              EMPLOYMENT AGREEMENT

       AGREEMENT dated this 20th day of May, 1999, between PageActive Holdings, Inc. (the "Employer") and Earl T. Shannon (the "Employee").

       1. EMPLOYMENT. The Employer employs the Employee and the Employee accepts employment upon the terms and conditions of this Agreement.

       2. TERM. The term of this Agreement shall begin on 20 May, 1999, and shall continue at will.

       3. COMPENSATION. The Employer shall pay the Employee for all services rendered a salary of $60,000 a year, payable in equal bi-weekly installments. Salary payments shall be subject to withholding and other applicable taxes. In addition, Employer shall pay Employee a reasonable monthly automobile allowance and shall pay for the reasonable costs of medical insurance coverage on behalf of Employee.

       4. STOCK OPTION. Employee shall have the right to purchase up to 500,000 shares of common stock of Employer regardless of Employee's employment status with Employer for 10 cents per share.

       5. DUTIES. The Employee shall be employed as President and Director.

       6. EXTENT OF SERVICES. The Employee shall devote a reasonable amount of his time and attention to the Employer's business.

       7. DISCLOSURE OF INFORMATION. The Employee acknowledges that the list of the Employer's Customers and Employer's Pricing are valuable, special, and unique assets of the Employer's business. The Employee shall not, during and after the term of his employment disclose all or any part of the Employer's Customer List or Pricing to any person, firm, corporation, association, or other entity for any reason or purpose. In the event of the Employee's breach, or threatened breach, of this paragraph, the Employer shall be entitled to a preliminary restraining order and an injunction restraining and enjoining Employee from disclosing all or any part of the Employer's Customer List and Pricing and from rendering any services to any person, firm, corporation, association, or other entity to whom all or any part of such Customer List and Pricing has been, or is threatened to be, disclosed. In addition to or in lieu of the above, the Employer may pursue all other remedies available to the Employer for such breach, or threatened breach, including the recovery of damages for the Employee.

       8. VACATIONS. The Employee shall be entitled each year to a vacation of three weeks, during which time his compensation shall be paid in full.

       9. TERMINATION WITHOUT CAUSE. The Employer may, without cause, terminate this Agreement at any time. In that event, the Employee, if requested by the Employer, shall continue to render his services and shall be paid his regular compensation up to the date of termination. The Employee may without cause terminate this Agreement by giving 30 days' written notice to the Employer. In either event, the Employee shall continue to render his services and shall be paid his regular compensation up to the date of termination, but he shall not receive any severance allowance.

       10. VENUE. Any and all disputes concerning this Agreement must be litigated in Circuit Court in Palm Beach County, Florida.


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       11. ATTORNEY'S FEES; COSTS. In any litigation concerning this Agreement, the prevailing party in such litigation shall be entitled to receive from the non-prevailing party, reasonable attorney's fees and costs and expenses.

       12. ENTIRE AGREEMENT. This Agreement supersedes all other agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements.

       13. NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to Employee c/o Peter W. Mettler, Esq., 140 Royal Palm Way, Suite 202, Palm Beach, FL 33480 and Employer c/o Sean P. Flanagan, Esq., Chapman & Flanagan, Ltd., 2080 East Flamingo Road, Suite 112, Las Vegas, NV 89119.

       14. WAIVER OF BREACH. The Employer's waiver of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

       15. ASSIGNMENT. The Employee acknowledges that his services are unique and personal. Accordingly, the Employee may not assign his rights or delegate his duties or obligations under this Agreement. The Employer's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Employer's successors and assigns.

       16. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

       17. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

       18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties have executed this Agreement on the aforesaid date.

PAGEACTIVE HOLDINGS, INC.                       EMPLOYEE


By:   /s/ Douglas Arnell                        /s/  Earl T. Shannon
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     Douglas Arnell, Secretary                  Earl T. Shannon


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